Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1/A of our report dated November 16, 2009, except for Notes 22(d),(e),(f),(g),(h), which are as of January 27, 2010, relating to the consolidated financial statements of IFM Investments Limited, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, the People’s Republic of China

January 27, 2010